Exhibit 31.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Edward Gilpin, Chief Financial Officer, Secretary and Treasurer of the Portman Ridge Finance Corporation certify that:

1.	I have reviewed this annual report on Form 10-K/A for the year ended December 31, 2018 of Portman Ridge Finance Corporation; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2019

/s/ Edward Gilpin
Edward Gilpin Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)